UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 16, 2011

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 322-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 16, 2011, the Board of Directors (the “Board”) of NetSpend Holdings, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Stephen A. Vogel to fill the vacancy.  Mr. Vogel, age 61, is currently Chief Executive Officer of Grameen America, Inc., a non-profit corporation dedicated to helping break the cycle of poverty through microfinance in disadvantaged U.S. communities.  Mr. Vogel will serve as a Class I Director, which class is up for re-election at the 2011 annual meeting of stockholders.  Mr. Vogel was also appointed to the Board’s Audit Committee as well as its Nominating and Corporate Governance Committee.

There were no arrangements or understandings between Mr. Vogel and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Vogel and the Company. The Board has determined that Mr. Vogel meets the applicable independence requirements of The NASDAQ Stock Market listing standards and is independent of the Company’s affiliates.

Mr. Vogel will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company.  That policy provides that each independent director not associated with one of the Company’s 5% or greater stockholders will receive annual compensation of (1) $60,000 cash and (2) $75,000 in restricted stock awards under the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”) based on the closing price of the Company’s common stock on NASDAQ Stock Market on the date of grant.  In addition, each independent director not associated with one of the Company’s 5% or greater stockholders is entitled to elect to receive the cash portion of the annual compensation in restricted stock.

In accordance with the Company’s independent director compensation program, Mr. Vogel elected to receive all of his annual compensation in the form of restricted stock.  Accordingly, Mr. Vogel received 9,122 shares of restricted stock under the Plan on February 16, 2011.  The restricted stock vests 100% on the one year anniversary of the grant.  The terms of the Company’s restricted stock awards and the Plan are described in more detail in the Company’s Registration Statement on Form S-1 (Reg. No. 333-168127) (the “Registration Statement”).

In addition to the restricted stock award, Mr. Vogel and the Company also entered into the Company’s standard indemnification agreement.  The indemnification arrangements with the independent directors are described in the Registration Statement and a form of such agreement was filed as an exhibit to the Registration Statement.

On February 18, 2011, the Company issued a press release announcing the appointment of Mr. Vogel to the Board.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: February 18, 2011	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 18, 2011.